EXHIBIT 99.1

PROXY	HUNGARIAN TELEPHONE AND CABLE CORP.	PROXY

(“The Company”)

SPECIAL MEETING OF STOCKHOLDERS

To Be Held [— ], 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints HENRIK SCHEINEMANN and PETER T. NOONE, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on —, 2009, at — a.m. local time, at —, —, or at any adjournment or postponement thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

The Board of Directors recommends a vote “FOR” Item 1 below. To vote in accordance with the Board’s recommendations, just sign on the reverse side and mark the appropriate box. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or all items on a properly executed proxy, this proxy will be voted to approve such item(s) on the reverse side. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1

		FOR	AGAINST	ABSTAIN

ITEM 1. To adopt the Agreement and Plan of Merger among the Company, Invitel Holdings A/S, and Sub LLC whereby there will be a transfer of the assets of the Company to, and assumption of its liabilities by, Invitel Holdings A/S in exchange for newly issued shares of Invitel Holdings A/S, and whereby the company will effectively change its place of incorporation from Delaware to Denmark by merging the Company with Sub LLC, which will be the surviving entity and become a wholly-owned, indirect subsidiary of Invitel Holdings A/S, and pursuant to which each share of the Company will automatically be converted into the right to receive one Invitel Holdings A/S ADS representing one ordinary share of Invitel Holdings A/S, unless elected to receive Invitel Holdings A/S ordinary shares, and whereby all current stockholders of the Company will become shareholders of Invitel Holdings A/S.

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I plan to attend the meeting.	[ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S):

TITLE(S):

DATE:

SIGNATURE(S):

TITLE(S):

DATE:

- FOLD AND DETACH HERE -

THIS IS YOUR PROXY,

YOUR VOTE IS IMPORTANT

Mark, sign and date your proxy card and return it in the postage-paid envelope.